LIONEL SAWYER & COLLINS

ATTORNEYS AT LAW

SAMUEL S. LIONEL

GRANT SAWYER

(1918-1996)

JON R. COLLINS

(1923-1987)

RICHARD H. BRYAN

JEFFREY P. ZUCKER

PAUL R. HEJMANOWSKI

ROBERT D. FAISS

A. WILLIAM MAUPIN

DAVID N. FREDERICK

RODNEY M. JEAN

TODD TOUTON

LYNDA S. MABRY

MARK H. GOLDSTEIN

KIRBY J. SMITH

COLLEEN A. DOLAN

JENNIFER A. SMITH

DAN R. REASER

PAUL E. LARSEN

ALLEN J. WILT

LYNN S. FULSTONE

RORY J. REID

DAN C. McGUIRE

JOHN E. DAWSON

FRED D. “PETE” GIBSON, III

CHARLES H. McCREA JR.

GREGORY E. SMITH

MALANI L. KOTCHKA

LESLIE BRYAN HART

CRAIG E. ETEM

TODD E. KENNEDY

MATTHEW E. WATSON

JOHN M. NAYLOR

WILLIAM J. McKEAN

ELIZABETH BRICKFIELD

GREGORY R. GEMIGNANI

LINDA M. BULLEN

LAURA J. THALACKER

DOREEN SPEARS HARTWELL

LAURA K. GRANIER

MAXIMILIANO D. COUVILLIER III

ERIN FLYNN

JENNIFER ROBERTS

MARK A. CLAYTON

MATTHEW R. POLICASTRO

CHRISTOPHER MATHEWS

PEARL L.GALLAGHER

300 SOUTH FOURTH STREET SUITE 1700 LAS VEGAS, NEVADA 89101 (702) 383-8888 –––– FAX (702) 383-8845 lsc@lionelsawyer.com www.lionelsawyer.com

JENNIFER J. GAYNOR

CHRISTOPHER WALTHER

KEVIN J. HEJMANOWSKI

KETAN D. BHIRUD

ROBERT W. HERNQUIST

COURTNEY MILLER O'MARA

BRIAN H. SCHUSTERMAN

MARK J. GARDBERG

JAMES B. GIBSON

GREG J. CARLSON

JOHN D. TENNERT

MARLA J. HUDGENS STEVEN C. ANDERSON RYAN A. ANDERSEN KATHERINE L. HOFFMAN VAR LORDAHL, JR. PHILLIP C. THOMPSON AMY L. BAKER JORDAN A. DAVIS KENDAL L. DAVIS CHANDENI K. GILL
February 25, 2014	OF COUNSEL RICHARD J. MORGAN* ELLEN WHITTEMORE PAUL D. BANCROFT *ADMITTED IN CA ONLY WRITER’S DIRECT DIAL NUMBER (702) 383-8837 mgoldstein@lionelsawyer.com

CIG Wireless Corp.

Five Concourse Parkway, Suite 3100

Atlanta, Georgia 30328

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special Nevada counsel to CIG Wireless Corp., a Nevada corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 20,000,000 shares (the “Shares”) of common stock (“Common Stock”), $0.00001 par value per share, of the Company.

The Registration Statement relates to the Shares of Common Stock that are being registered in connection with the Company’s 2014 Equity Incentive Plan (the “2014 Plan”), and, pursuant to Rule 416(c) under the Act, an indeterminable number of shares of common stock issuable under the 2014 Plan, as these amounts may be adjusted as a result of stock splits, stock dividends, anti-dilution provisions, and similar transactions.

We have examined the proceedings heretofore taken by the Company in connection with the authorization of the Shares and the authorization of the 2014 Plan.

We assume that the Company will keep reserved a sufficient amount of the Common Stock to satisfy its obligations for future issues. We assume that pursuant to Rule 457(c) and Rule 457(h) under the Act, the proposed maximum offering price for each Share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of the registration fee and are based on the average of the high and low sales price on the OTC Bulletin Board on a day in February 2014 as specified in the Registration Statement.

LIONEL SAWYER & COLLINS

ATTORNEYS AT LAW

CIG Wireless Corp.

February 25, 2014

Based on the foregoing, and assuming that the full consideration for each Share issuable under the terms of the 2014 Plan is received by the Company in accordance with the terms of the Registration Statement and the 2014 Plan, it is our opinion that the Shares of Common Stock offered by the Company under the Registration Statement will, when issued, be validly issued and outstanding, fully paid and nonassessable.

Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada.

This opinion is intended solely for the use of the Company in connection with the Registration Statement. We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

Very truly yours,

/s/ Lionel Sawyer & Collins

LIONEL SAWYER & COLLINS